UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2023

SCP Private Credit Income BDC LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01294	83-0634992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 993-1670

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2023, SCP Private Credit Income BDC SPV LLC as borrower (the “SPV”), a wholly owned financing subsidiary of SCP Private Credit Income BDC LLC (the “Company”), entered into the third amendment (the “Amendment”) to its second amended and restated senior secured revolving credit facility with JPMorgan Chase Bank, National Association acting as administrative agent (the “Credit Facility”). Pursuant to the Amendment, (i) commitments to the Credit Facility were reduced from $300 million to approximately $261 million, as may be further adjusted per the terms of the Credit Facility, (ii) the final maturity date of the Credit Facility was extended from December 31, 2023 to August 15, 2024, and (iii) the general stated interest rate of the Credit Facility was decreased from SOFR plus 2.90% with respect to advances denominated in U.S. dollars and CDOR plus 2.90% with respect to advances denominated in Canadian dollars to SOFR plus 2.70% with respect to advances denominated in U.S. dollars and CDOR plus 2.70% with respect to advances denominated in Canadian dollars, among other non-material changes.

The Credit Facility is secured by all of the assets held by the SPV. Under the Credit Facility, the Company and the SPV, as applicable, have made certain customary representations and warranties and are required to comply with various covenants, including leverage restrictions, reporting requirements and other customary requirements for similar credit facilities. The Credit Facility includes usual and customary events of default for credit facilities of this nature.

Borrowing under the Credit Facility remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Amendment and the Credit Facility and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits.

Exhibit No.	Description

10.1*	Form of Second Amended and Restated Loan and Security Agreement, dated as of August 18, 2021 (as amended through the Third Amendment dated as of October 20, 2023), by and among SCP Private Credit Income BDC SPV LLC, as borrower; SCP Private Credit Income BDC LLC, as parent and servicer; the Lenders from time to time party thereto; Wells Fargo Bank, National Association, as collateral agent, collateral administrator and securities intermediary; and JPMorgan Chase Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

In accordance with Item 601(a)(5) of Regulation S-K, this exhibit omits certain of its schedules and exhibits. This exhibit’s table of contents includes a brief description of the subject matter of all of its schedules and exhibits, including the omitted schedules and exhibits. The Registrant acknowledges that it must provide a copy of any omitted schedules or exhibits to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCP Private Credit Income BDC LLC

Date: October 26, 2023	By:	/s/ Shiraz Kajee
Shiraz Kajee Secretary